UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/18/2006

Tri-S Security Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-51148

Georgia	30-0016962
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11675 Great Oaks Way
Suite 120
Alpharetta, GA 30022
(Address of principal executive offices, including zip code)

(678) 808-1540
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.02.    Results of Operations and Financial Condition

See the disclosure set forth in Item 4.02 of this Current Report which is incorporated into this Item 2.02 by this reference.

Item 4.02.    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On September 15, 2006, the audit committee (the "Audit Committee") of Tri-S Security Corporation (the "Company") determined that the Company's consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 (collectively, the "Previously Issued Financial Statements") should no longer be relied upon because they contain errors as addressed in Statement of Financial Accounting Standards Number 154. The Audit Committee concluded that the Company should restate the Previously Issued Financial Statements in order to correct such errors (the "Restatement").

In the fourth quarter of 2005, the Company recorded a charge to additional paid in capital of $1.1 million in connection with the beneficial conversion feature of the Company's outstanding 10% convertible promissory notes which were issued during such quarter with an aggregate face value of $8,015,000 (the "Notes"). Pursuant to the terms of the Notes, the Notes would not be convertible into shares of the Company's common stock (the "Common Stock") until the Company's shareholders approved the issuance of such shares upon such conversion. In the first quarter of 2006, the Company's shareholders approved the issuance of shares of Common Stock upon conversion of the Notes, thus satisfying the conversion restriction on a portion of the Notes. Because the effective conversion price of the Notes was less than the market value of the Common Stock as of the date of issuance of the Notes, the beneficial conversion feature was "in-the-money". Upon satisfaction of the conversion restriction relating to shareholder approval, the Company should have recognized interest expense for the in-the-money value for the portion of the Notes for which the conversion was unrestricted. The Company anticipates that the Restatement will result in (i) an increase in interest expense of approximately $620,000 and an increase in net loss from $1,265,000 to $1,649,000 for the quarter ended March 31, 2006; and (ii) a reduction in interest expense by approximately $78,000 and a reduction in net loss by approximately $59,000 for the quarter ended June 30, 2006.

Accordingly, the Previously Issued Financial Statements should not be relied upon. The Company intends to effect the Restatement by amending its Quarterly Reports for the quarters ended March 31, 2006 and June 30, 2006. The effect of the Restatement is non-cash in nature and will not impact the Company's cash flow from operations or financial condition for the affected periods.

        The Audit Committee has discussed with the Company's independent registered accountants the matters disclosed in this Current Report.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tri-S Security Corporation

Date: September 18, 2006	By:	/s/ Ronald Farrell
Ronald Farrell
Chief Executive Officer